SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 17, 2005

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events.

On May 17, 2005, deCODE genetics, Inc. (“deCODE”) announced that the class-action and derivative lawsuits filed in September and October 2004 against deCODE and certain of its officers and directors had been voluntarily dismissed by the plaintiffs.  A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.1.

On May 18, 2005, deCODE announced that it had begun dosing of patients in a Phase II clinical trial in asthma..  A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as Exhibit 99.2.

Effective May 19, 2005, deCODE and Göran Ando terminated their Consultancy Agreement dated December 21, 2004.  Termination of this Agreement will not affect Dr. Ando’s continued service as a member of deCODE’s Board of Directors.

Item  9.01.   Financial Statements and Exhibits

(c)            Exhibits

99.1     Press Release issued May 17, 2005

99.2     Press Release issued May 18, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ Kari Stefansson
Kari Stefansson,
President, Chief Executive Officer

Dated: May 23, 2005